EXHIBIT 4.1

                     SEE RESTRICTIVE LEGENDS ON REVERSE SIDE


Number                                                                    Shares
  6                                                                      150,000


                             ILLUMINATED MEDIA INC.
                         F/K/A SKYWAY ADVERTISING, INC.



        This Certifies that     Robert H. Blank                           is the
                           -----------------------------------------------
registered holder of        One Hundred Fifty Thousand (150,000)       Shares of
                    ---------------------------------------------------

                          Common Stock, $.01 par value

    transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

   In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

         this     Ninth      day                  of    February     A.D. 1996
             ----------------                       -----------------     ----




---------------------                                 -------------------------
Robert H. Blank, CEO                                  Richard D. Kothe, CFO



                        REVERSE SIDE OF STOCK CERTIFICATE


         The securities represented by this certificate have been acquired for investment and may not be sold, transferred, assigned or encumbered in the absence of an effective registration statement under the Securities Act of 1933, as amended, and applicable state "Blue Sky" laws, or an opinion of counsel satisfactory to the Company stating that there is an exemption from registration.

         The Corporation will furnish without charge to each shareholder upon request a full statement of (1) the designations, preferences, limitations, and relative rights of the shares of each class or series of stock authorized to be issued by the Corporation, so far as they have been determined, and (2) the authority of the board of directors to fix and determine the relative rights and preferences of subsequent classes or series of stock.





         For Valued Received, ___ hereby sell, assign and transfer unto_________ ________________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoints ________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________ _____

     In the presence of

______________________________               __________________________________